UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 13, 2013

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado	001-33190	84-0796160
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 4750, 181 Bay Street

P.O. Box 792

Toronto, Ontario, Canada  M5J 2T3

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 13, 2013, the Board of Directors of McEwen Mining Inc. (the “Company”) promoted Ian Ball from the position of Senior Vice President to President.  Mr. Ball’s tenure as President was effective on September 13, 2013 and he will serve at the pleasure of the Board of Directors.  The following information summarizes Mr. Ball’s business experience for at least the last five years:

Ian Ball, age 31, began his official tenure with the Company as Vice President, Mexico, where he served from August 2008 to August 2010, at which time he was promoted to Senior Vice President.  On September 13, 2013, he was promoted to President.  Prior to becoming a full-time employee and executive officer of the Company, Mr. Ball served as a consultant, assisting with exploration and investor relations since July 2005. From April 2006 to December 31, 2010, Mr. Ball also served as Vice President, Corporate Development of Lexam Explorations Inc. (now known as Lexam VG Gold Inc.), a company then engaged in the business of oil and gas exploration. From April 2006 to December 31, 2010, Mr. Ball also worked for McEwen Capital, the private investment vehicle of Robert R. McEwen, and was responsible for assisting with financing transactions and the management of various exploration programs for other entities in which Mr. McEwen had an interest. From April 2004 to July 2005, Mr. Ball worked at Goldcorp Inc., a company engaged in the business of exploring for and producing gold and other precious metals. Mr. Ball received a diploma in Business Administration from Durham College (2002) and a Bachelor of Commerce degree from Ryerson University in Toronto, Ontario (2004).  Mr. Ball’s compensation in his new position will remain unchanged unless otherwise determined by the Compensation Committee of the Board of Directors.

Item 7.01                                           Regulation FD Disclosure.

On September 13, 2013, the Company issued a press release announcing the promotion of Mr. Ball from the position of Senior Vice President to President.  A copy of the September 13, 2013 press release is attached to this report as Exhibit 99.1.

On September 16, 2013, the Company made a marketing presentation which included updated information about Company operations and resource estimates in the form of a PowerPoint presentation.  A copy of the PowerPoint presentation is attached to this report as Exhibit 99.2.

The information furnished under this Item 7.01, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                                         Exhibit.  The following exhibit is furnished with this report:

99.1                        Press release dated September 13, 2013.

99.2                        PowerPoint presentation dated September 16, 2013.

Cautionary Statement

With the exception of historical matters, the matters discussed in the press release and PowerPoint presentation include forward-looking statements within the meaning of applicable securities laws that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained therein. Such forward-looking statements include, among others, statements regarding resource estimates, future exploration, development and production activities, mine life, precious metals prices, and operating and capital costs of expansion. Factors that could cause actual results to differ materially from projections or estimates include, among others, actual metal prices, future drilling results, metallurgical testing, and economic and market conditions as well as other factors described in our Annual Report on Form 10-K for the year ended December 31, 2012, and other filings with the United States Securities and Exchange Commission (“SEC”). Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made in the press release and PowerPoint presentation, whether as a result of new information, future events, or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McEWEN MINING INC.

Date: September 16, 2013	By:	/s/ Perry Y. Ing
Perry Y. Ing, Vice President and Chief Financial Officer

Exhibit Index

The following is a list of the Exhibits furnished herewith.

Exhibit Number	Description of Exhibit

99.1	Press release dated September 13, 2013.

99.2	PowerPoint presentation dated September 16, 2013.